Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy Provides Monthly Update for January 2019

January 16, 2019

HOUSTON, TX / ACCESSWIRE / January 16, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, today provided a monthly update on its workover activities.

In the Panhandle in Hutchinson County, Texas, the Company’s production has taken longer to reach its full potential due to unforeseen weather, compressor and electrical work delays as well as delays in the installation of an oil separator. As a result, the Company estimates that gross January 2019 production, based on flow tests, will total approximately 2,205 thousand cubic feet of natural gas (MCF) and 223 barrels of oil, for projected gross monthly revenues of approximately $26,000 this month. This is an estimated improvement of approximately 60 percent from the month of December 2018.

The Interim CEO of Camber, Louis G. Schott, noted, “While the Company has been disappointed in the delays, we are still very excited about the future of the Panhandle project.'”

Mr. Schott added, “Additionally, the Company is continuing to evaluate other acquisition and merger opportunities.”

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American and other risks described in Camber’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.